                                                                       EXHIBIT 2

                      PLAN OF CONVERSION AND REORGANIZATION

                                       OF

                        MONADNOCK MUTUAL HOLDING COMPANY

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                                TABLE OF CONTENTS

1.  INTRODUCTION...................................................................................      1
2.  DEFINITIONS....................................................................................      1
3.  PROCEDURES FOR CONVERSION......................................................................      7
4.  HOLDING COMPANY APPLICATIONS AND APPROVALS.....................................................     10
5.  SALE OF SUBSCRIPTION SHARES....................................................................     10
6.  PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES...............................................     10
7.  RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY........................................     11
8.  SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)...............................     12
9.  SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)........................................     12
10. SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY)..................     13
11. SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY).........................................     13
12. COMMUNITY OFFERING.............................................................................     14
13. SYNDICATED COMMUNITY OFFERING..................................................................     14
14. LIMITATION ON PURCHASES........................................................................     15
15. PAYMENT FOR SUBSCRIPTION SHARES................................................................     16
16. MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS...................................     17
17. UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT................................     18
18. RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES..............................................     18
19. ESTABLISHMENT OF LIQUIDATION ACCOUNT...........................................................     19
20. VOTING RIGHTS OF STOCKHOLDERS..................................................................     20
21. RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION...............................................     20
22. REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION............     21
23. TRANSFER OF DEPOSIT ACCOUNTS...................................................................     21
24. REGISTRATION AND MARKETING.....................................................................     21
25. TAX RULINGS OR OPINIONS........................................................................     22
26. STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS..................................................     22
27. RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY........................................     23
28. PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK...................................................     24
29. ARTICLES OF INCORPORATION AND BYLAWS...........................................................     24
30. CONSUMMATION OF CONVERSION AND EFFECTIVE DATE..................................................     24
31. EXPENSES OF CONVERSION.........................................................................     24
32. AMENDMENT OR TERMINATION OF PLAN...............................................................     24
33. CONDITIONS TO CONVERSION.......................................................................     25
34. INTERPRETATION.................................................................................     25

                                       (i)

EXHIBIT A  AGREEMENT OF MERGER BETWEEN MONADNOCK COMMUNITY BANCORP, INC. AND
           MONADNOCK COMMUNITY BANK

EXHIBIT B  AGREEMENT OF MERGER BETWEEN MONADNOCK MUTUAL HOLDING COMPANY AND
           MONADNOCK COMMUNITY BANK

EXHIBIT C  AGREEMENT OF MERGER BETWEEN MONADNOCK COMMUNITY BANK AND MONADNOCK
           INTERIM BANK III

EXHIBIT D  ARTICLES OF INCORPORATION OF THE HOLDING COMPANY

EXHIBIT E  BYLAWS OF THE HOLDING COMPANY

                                      (ii)

                    PLAN OF CONVERSION AND REORGANIZATION OF
                        MONADNOCK MUTUAL HOLDING COMPANY

      1. INTRODUCTION

      This Plan of Conversion and Reorganization (the "Plan") provides for the conversion of Monadnock Mutual Holding Company, a federal mutual holding company (the "Mutual Holding Company"), into the capital stock form of organization. The Mutual Holding Company currently owns a majority of the common stock of Monadnock Community Bancorp, Inc., a federal stock corporation (the "Mid-Tier Holding Company") which owns 100% of the common stock of Monadnock Community Bank (the "Bank"), a federal stock savings bank headquartered in Peterborough, New Hampshire. A new Maryland stock holding company (the "Holding Company") will be established as part of the Conversion and will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company and issue Holding Company Common Stock in the Conversion. The purpose of the Conversion is to convert the Mutual Holding Company to the capital stock form of organization which will provide the Bank and the Holding Company with additional capital to grow and to respond to changing regulatory and market conditions, and with greater flexibility to effect corporate transactions, including mergers, acquisitions and branch expansions. The Holding Company Common Stock will be offered in the Offering upon the terms and conditions set forth herein. The subscription rights granted to Participants in the Subscription Offering are set forth in Sections 8 through 11 hereof. All sales of Holding Company Common Stock in the Community Offering or the Syndicated Community Offering will be at the sole discretion of the Board of Directors of the Bank and the Holding Company. As part of the Conversion, each Minority Stockholder will receive Holding Company Common Stock in exchange for Minority Shares. The Conversion will have no impact on depositors, borrowers or other customers of the Bank. After the Conversion, the Bank's insured deposits will continue to be insured by the FDIC to the extent provided by applicable law.

      This Plan has been adopted by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank. This Plan also must be approved by (i) a majority of the total number of outstanding votes entitled to be cast by Voting Members of the Mutual Holding Company at a Special Meeting of Members to be called for that purpose, and (ii) at least two-thirds of the outstanding common stock of the Mid-Tier Holding Company at a Meeting of Stockholders to be called for that purpose, including at least a majority of the outstanding shares owned by Minority Stockholders. The OTS must approve this Plan before it is presented to Voting Members and Minority Stockholders of the Mid-Tier Holding Company for their approval.

      2. DEFINITIONS

      For the purposes of this Plan, the following terms have the following meanings:

      ACCOUNT HOLDER - Any Person holding a Deposit Account in the Bank.

      ACTING IN CONCERT - The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

      AFFILIATE - Any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another Person.

      APPRAISED VALUE RANGE - The range of the estimated consolidated pro forma market value of the Holding Company, which shall also be equal to the estimated pro forma market value of the total number of shares of Conversion Stock to be issued in the Conversion, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter. The maximum and minimum of the Appraised Value Range may vary as much as 15% above and 15% below, respectively, the midpoint of the Appraised Value Range.

      ASSOCIATE - The term Associate when used to indicate a relationship with any person, means (i) any corporation or organization (other than the Mid-Tier Holding Company, the Bank or a majority-owned subsidiary of the Bank) if the person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization, (ii) any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that for the purposes of this Plan relating to subscriptions in the Offering and the sale of Subscription Shares following the Conversion, a person who has a substantial beneficial interest in any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan, or who is a trustee or fiduciary of such plan, is not an associate of such plan, and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any person who is related by blood or marriage to such person and (A) who lives in the same home as such person or (B) who is a Director or Officer of the Mid-Tier Holding Company, the Bank or the Holding Company, or any of its parents or subsidiaries.

      BANK - Monadnock Community Bank, Peterborough, New Hampshire.

      BANK MERGER - The merger of Interim with the Bank as set forth in this Plan.

      CODE - The Internal Revenue Code of 1986, as amended.

      COMMUNITY - The New Hampshire counties of Hillsborough and Cheshire, and the Massachusetts county of Worcester.

      COMMUNITY OFFERING - The offering for sale to certain members of the general public directly by the Holding Company of Subscription Shares not subscribed for in the Subscription Offering.

      CONTROL - (including the terms "controlling," "controlled by," and "under common control with") means the director or indirect power to direct or exercise a controlling influence over the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise as described in 12 C.F.R. Part 574.

      CONVERSION - The conversion and reorganization of the Mutual Holding Company to stock form pursuant to this Plan, and all steps incident or necessary thereto, including the Offering and the Exchange Offering.

      CONVERSION STOCK - The Subscription Shares and the Exchange Shares.

      DEPOSIT ACCOUNT - Any withdrawable account, including, without limitation, savings, time, demand, NOW accounts, money market, certificate and passbook accounts.

      DIRECTOR - A member of the Board of Directors of the Bank, the Mid-Tier Holding Company, the Holding Company or the Mutual Holding Company, as appropriate in the context.

      ELIGIBLE ACCOUNT HOLDER - Any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining subscription rights and establishing subaccount balances in the Liquidation Account.

      ELIGIBILITY RECORD DATE - The date for determining Eligible Account Holders of the Bank, which is December 31, 2004.

      EMPLOYEES - All Persons who are employed by the Bank, the Mid-Tier Holding Company or the Mutual Holding Company.

      EMPLOYEE PLANS - Any one or more Tax-Qualified Employee Stock Benefit Plans of the Bank or the Holding Company, including any ESOP and 401(k) Plan.

      ESOP - The Bank's Employee Stock Ownership Plan and related trust.

      EXCHANGE OFFERING - The offering of Holding Company Common Stock to Minority Stockholders in exchange for Minority Shares.

      EXCHANGE RATIO - The rate at which shares of Holding Company Common Stock are exchanged for Minority Shares upon consummation of the Conversion. The Exchange Ratio shall be determined as of the closing of the Conversion and shall be the rate that will result in the Minority Stockholders owning in the aggregate the same percentage of the outstanding shares of Holding Company Common Stock immediately upon completion of the Conversion as the percentage of Mid-Tier Holding Company common stock owned by them in the aggregate immediately prior to the consummation of the Conversion.

      EXCHANGE SHARES - The shares of Holding Company Common Stock issued to Minority Stockholders in the Exchange Offering.

      FDIC - The Federal Deposit Insurance Corporation.

      HOLDING COMPANY - The Maryland corporation formed for the purpose of acquiring all of the shares of capital stock of the Bank in connection with the Conversion. Shares of Holding Company Common Stock will be issued in the Conversion to Participants and others in the Conversion.

      HOLDING COMPANY COMMON STOCK - The common stock, par value $0.01 per share, of the Holding Company.

      INDEPENDENT APPRAISER - The appraiser retained by the Mutual Holding Company, Mid-Tier Holding Company and the Bank to prepare an appraisal of the pro forma market value of the Holding Company.

      INTERIM - Monadnock Interim Bank III, the interim federal savings bank subsidiary of the Holding Company established to effect the Conversion.

      LIQUIDATION ACCOUNT - The interest in the Bank received by Eligible Account Holders and Supplemental Account Holders in exchange for their interest in the Mutual Holding Company in connection with the Conversion.

      MAJORITY OWNERSHIP INTEREST - The percentage of common stock of the Mid - Tier Holding Company owned by the Mutual Holding Company immediately prior to the completion of the Conversion.

      MEETING OF STOCKHOLDERS - The special or annual meeting of stockholders of the Mid-Tier Holding Company and any adjournments thereof held to consider and vote upon this Plan.

      MEMBER - Any Person or entity who qualifies as a member of the Mutual Holding Company pursuant to is charter and bylaws.

      MHC MERGER - The conversion of the Mutual Holding Company into an interim stock savings bank and subsequent merger with and into the Bank, which shall occur immediately prior to completion of the Conversion, as set forth in this Plan.

      MID-TIER HOLDING COMPANY - Monadnock Community Bancorp, Inc., the federal corporation that owns 100% of the Bank's common stock and any successor thereto.

      MID-TIER MERGER - The conversion of the Mid-Tier Holding Company into an interim stock savings bank and subsequent merger with and into the Bank, which shall occur immediately prior to completion of the Conversion, as set forth in this Plan.

      MINORITY SHARES - Any outstanding common stock of the Mid-Tier Holding Company, or shares of common stock of the Mid-Tier Holding Company issuable upon the exercise of options or grant of stock awards, owned by persons other than the Mutual Holding Company.

      MINORITY OWNERSHIP INTEREST - The percentage of the Mid-Tier Holding Company's common stock held by stockholders other than the Mutual Holding Company immediately prior to the completion of the Conversion.

      MINORITY STOCKHOLDER - Any owner of Minority Shares.

      MUTUAL HOLDING COMPANY - Monadnock Mutual Holding Company, the mutual holding company of the Mid-Tier Holding Company.

      OFFERING - The offering and issuance, pursuant to this Plan, of Holding Company Common Stock in a Subscription Offering, Community Offering and/or Syndicated Community Offering, as the case may be. The term "Offering" does not include Holding Company Common Stock issued in the Exchange Offering.

      OFFERING RANGE - The range of the number of shares of Holding Company Stock offered for sale in the Offering multiplied by the Subscription Price. The Offering Range shall be equal to the Appraised Value Range multiplied by the Majority Ownership Interest, divided by the Subscription Price. The maximum and minimum of the Offering Range may vary as much as 15% above and 15% below, respectively, the midpoint of the Offering Range.

      OFFICER - An executive officer of the Bank, the Mid-Tier Holding Company, the Holding Company or the Mutual Holding Company as appropriate in the context, which includes the Chief Executive Officer, President, Senior Vice Presidents, Executive Vice President in charge of principal business functions, Secretary and Controller and any Person performing functions similar to those performed by the foregoing persons.

      ORDER FORM - Any form (together with any cover letter and acknowledgments) sent to any Participant or Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Subscription Shares.

      OTHER MEMBER - Any person holding a Deposit Account on the Voting Record Date who is not an Eligible Account Holder or Supplemental Eligible Account Holder.

      OTS - The Office of Thrift Supervision, a division of the United States Department of Treasury.

      PARTICIPANT - Any Eligible Account Holder, Employee Plan, Supplemental Eligible Account Holder, or Other Member.

      PERSON - An individual, a corporation, a partnership, an association, a joint-stock company, a limited liability company, a trust, an unincorporated organization, or a government or political subdivision of a government.

      PLAN - This Plan of Conversion and Reorganization of the Mutual Holding Company as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

      PROSPECTUS - The one or more documents used in offering the Conversion Stock.

      QUALIFYING DEPOSIT - The aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

      RESIDENT - Any Person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Mutual Holding Company and the Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Mutual Holding Company and the Bank. A Participant must be a "Resident" for purposes of determining whether such person "resides" in the Community as such term is used in this Plan.

      SEC - The Securities and Exchange Commission.

      SPECIAL MEETING OF MEMBERS - The special meeting of Voting Members and any adjournments thereof held to consider and vote upon this Plan.

      SUBSCRIPTION OFFERING - The offering of Subscription Shares to
Participants.

      SUBSCRIPTION PRICE - The price per Subscription Share to be paid by Participants and others in the Offering. The Subscription Price will be determined by the Board of Directors of the Holding Company and fixed prior to the commencement of the Subscription Offering.

      SUBSCRIPTION SHARES - Shares of Holding Company Common Stock offered for sale in the Offering. Subscription Shares do not include shares of Holding Company Common Stock issued in exchange for Minority Shares in the Exchange Offering.

      SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER - Any Person, other than Directors and Officers of the Bank and the Mid-Tier Holding Company and their Associates, holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder.

      SUPPLEMENTAL ELIGIBILITY RECORD DATE - The date for determining Supplemental Eligible Account Holders, which shall be the last day of the calendar quarter preceding OTS approval of the application for conversion.

      SYNDICATED COMMUNITY OFFERING - The offering of Subscription Shares, at the sole discretion of the Holding Company, following the Subscription and Community Offerings through a syndicate of broker-dealers.

      TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN - Any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code. The Bank may make scheduled discretionary contributions to a tax-qualified employee stock benefit plan, provided such contributions do not cause the Bank to fail to meet its regulatory capital requirements. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution plan which is not so qualified.

      VOTING MEMBER - Any Person who at the close of business on the Voting Record Date is entitled to vote as a Member of the Mutual Holding Company pursuant to its charter and bylaws.

      VOTING RECORD DATE - The date fixed by the Directors for determining eligibility to vote at the Special Meeting of Members and/or the Meeting of Stockholders.

      3. PROCEDURES FOR CONVERSION

            1. After approval of the Plan by the Boards of Directors of the Bank, the Mid-Tier Holding Company, the Holding Company and the Mutual Holding Company, the Plan together with all other requisite material shall be submitted to the OTS for approval. Notice of the adoption of the Plan by the Board of Directors of the Bank and the Board of Directors of the Mutual Holding Company and the Mid-Tier Holding Company and the submission of the Plan to the OTS for approval will be published in a newspaper having general circulation in each community in which an office of the Bank is located, and copies of the Plan will be made available at each office of the Bank for inspection by depositors. The Mutual Holding Company also will publish a notice of the filing with the OTS of an application to convert in accordance with the provisions of the Plan.

            2. Promptly following approval by the OTS, the Plan will be submitted to a vote of (i) the Voting Members at the Special Meeting of Members, and (ii) the Minority Stockholders of the Mid-Tier Holding Company at the Meeting of Stockholders. The Mutual Holding Company will mail to all Voting Members, at their last known address appearing on the records of the Bank, a proxy statement in either long or summary form describing the Plan, which will be submitted to a vote of Voting Members at the Special Meeting of Members. The Mid-Tier Holding Company will mail to all Minority Stockholders a proxy statement describing the Plan, which will be submitted to a vote of Minority Stockholders at the Meeting of Stockholders. The Holding Company also will mail to all Participants either a Prospectus and Order Form for the purchase of Subscription Shares or a letter informing them of their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to other provisions of this Plan. In addition, all Participants will receive, or be given the opportunity to request by either telephone or by letter addressed to the Bank's Secretary, a copy of the Plan as well as the articles of incorporation or bylaws of the Holding Company. Upon approval of the Plan by at least (i) a majority of the total number of votes entitled to be cast by Voting Members, (ii) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, and (iii) a majority vote of the outstanding shares owned by Minority Stockholders, the Mutual Holding Company, the Holding Company and the Bank will take all other necessary steps pursuant to applicable laws and regulations to consummate the Conversion. The Conversion must be completed within

24 months of the approval of the Plan by Voting Members, unless a longer time period is permitted by governing laws and regulations.

            3. The period for the Subscription Offering will be not less than 20 days nor more than 45 days and the period for the Community Offering will be not more than 45 days, unless extended by the Holding Company and the Bank. If, upon completion of the Subscription Offering and any Community Offering, any shares of Common Stock remain available for sale, such shares will, if feasible, be offered for sale in a Syndicated Community Offering. If for any reason the Syndicated Community Offering of all shares not sold in the Subscription Offering and Community Offering cannot be effected, the Holding Company and the Bank will use their best efforts to obtain other purchasers, subject to OTS approval. Completion of the sale of all shares of Holding Company Common Stock not sold in the Subscription Offering and Community Offering is required within 45 days after termination of the Subscription Offering, subject to extension of such 45-day period by the Holding Company and the Bank with the approval of the OTS.

            4. The Conversion will be effected as follows, or in any other manner that is consistent with the purposes of this Plan and applicable laws and regulations, including a merger of the Mutual Holding Company into the Mid-Tier Holding Company followed immediately by the Offering. The choice of which method to use to effect the Conversion will be made by the Board of Directors of the Mutual Holding Company immediately prior to the closing of the Conversion. Each of the steps set forth below shall be deemed to occur in such order as is necessary to consummate the Conversion pursuant to the Plan, the intent of the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank, and applicable federal and state regulations and policy. Approval of the Plan by Voting Members and Minority Stockholders of the Mid-Tier Holding Company also shall constitute approval of each of the transactions necessary to implement the Plan.

                  (a) The Bank will establish the Holding Company as a first-tier Maryland-chartered stock holding company subsidiary.

                  (b)   The Holding Company will charter Interim.

                  (c) The Mid-Tier Holding Company will convert to an interim stock savings bank and merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity pursuant to the Agreement of Merger attached hereto as Exhibit A between the Mid-Tier Holding Company and the Bank, whereby the Mutual Holding Company will receive, and Minority Stockholders will constructively receive, shares of Bank common stock in exchange for their Mid-Tier Holding Company common stock.

                  (d) Immediately after the Mid-Tier Merger, the Mutual Holding Company will convert to an interim stock savings bank and will merge with and into the Bank (the "MHC Merger") pursuant to the Agreement of Merger attached hereto as Exhibit B between the Mutual Holding Company and the Bank, whereby the shares of Bank common stock held by the Mutual Holding Company will be canceled and each Eligible Account Holder and

                        Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mutual Holding Company.

                  (e) Immediately after the Mid-Tier Merger and the MHC Merger, Interim will merge with and into the Bank with the Bank as the surviving entity (the "Bank Merger") pursuant to the Agreement of Merger between the Bank and Interim attached hereto as Exhibit C, whereby the Bank will become the subsidiary of the Holding Company. Constructive shareholders of the Bank (i.e., Minority Stockholders immediately prior to the Conversion) will exchange the shares of Bank common stock that they constructively received in the Mid-Tier Merger for Holding Company Common Stock.

                  (f) Immediately after the Bank Merger, the Holding Company will sell the Subscription Shares in the Offering.

            5. As part of the Conversion, each of the Minority Shares shall automatically, without further action of the holder thereof, be converted into and become the right to receive Holding Company Common Stock based upon the Exchange Ratio. The basis for exchange of Minority Shares for Holding Company Common Stock shall be fair and reasonable. Options to purchase shares of Mid-Tier Holding Company common stock which are outstanding immediately prior to the consummation of the Conversion shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

            6. The Holding Company shall register the Conversion Stock with the SEC and any appropriate state securities authorities. In addition, the Mid-Tier Holding Company shall prepare preliminary proxy materials as well as other applications and information for review by the SEC in connection with the solicitation of Minority Stockholder approval of the Plan.

            7. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mid-Tier Holding Company shall be automatically transferred to and vested in the Holding Company by virtue of the Conversion without any deed or other document of transfer. The Holding Company, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Mid-Tier Holding Company. The Holding Company shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mid-Tier Holding Company immediately prior to the Conversion, including liabilities for all debts, obligations and contracts of the Mid-Tier Holding Company, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mid-Tier Holding Company.

            8. The Articles of Incorporation and Bylaws of the Holding Company shall read in the form of Exhibit D and Exhibit E, respectively.

            9. The home office and branch office of the Bank shall be unaffected by the Conversion. The executive offices of the Holding Company shall be located at the current offices of the Mutual Holding Company and Mid-Tier Holding Company.

      4. HOLDING COMPANY APPLICATIONS AND APPROVALS

      The Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company and the Bank will take all necessary steps to convert the Mutual Holding Company to stock form, form the Holding Company and complete the Offering. The Holding Company shall make timely applications to the OTS and filings with the SEC for any requisite regulatory approvals to complete the Conversion.

      5. SALE OF SUBSCRIPTION SHARES

      The Subscription Shares will be offered simultaneously in the Subscription Offering to the Participants in the respective priorities set forth in this Plan. The Subscription Offering may begin as early as the mailing of the proxy statement for the Special Meeting of Members. The Holding Company Common Stock will not be insured by the FDIC. The Bank will not extend credit to any Person to purchase shares of Holding Company Common Stock.

      Any shares of Holding Company Common Stock for which subscriptions have not been received in the Subscription Offering may be issued in the Community Offering, subject to the terms and conditions of this Plan. The Community Offering may begin simultaneously or later than the Subscription Offering. The offer and sale of Holding Company Common Stock prior to the Special Meeting of Members, however, is subject to the approval of the Plan by Voting Members and Minority Stockholders of the Mid-Tier Holding Company.

      If feasible, any shares of Holding Company Common Stock remaining after the Subscription Offering period, and the Community Offering period, should one be conducted, may be sold in a Syndicated Community Offering or in any manner that will achieve the widest distribution of the Holding Company Common Stock. The Syndicated Community Offering may be conducted in addition to, or instead of, a Community Offering. The issuance of Holding Company Common Stock in the Subscription Offering and any Community Offering will be consummated simultaneously on the date the sale of Holding Company Common Stock in the Syndicated Community Offering is consummated and only if the required minimum number of shares of Holding Company Common Stock has been issued.

      6. PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES

      The total number of shares of Conversion Stock to be offered in the Conversion will be determined jointly by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Holding Company immediately prior to the commencement of the Subscription Offering, and will be based on the Appraised Value Range and the Subscription Price. The Offering Range will be equal to the Appraised Value Range multiplied by the Majority Ownership Percentage. The estimated pro forma consolidated market value of the

Holding Company will be subject to adjustment within the Appraised Value Range if necessitated by market or financial conditions, with the receipt of any required approvals of the OTS, and the maximum of the Appraised Value Range may be increased by up to 15% subsequent to the commencement of the Subscription Offering to reflect changes in market and financial conditions or demand for the shares. The number of shares of Conversion Stock issued in the Conversion will be equal to the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and the number of Subscription Shares issued in the Offering will be equal to the product of (i) the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and (ii) the Majority Ownership Interest.

      In the event that the Subscription Price multiplied by the number of shares of Conversion Stock to be issued in the Conversion is below the minimum of the Appraised Value Range, or materially above the maximum of the Appraised Value Range, a resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Appraised Value Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Mutual Holding Company, Mid-Tier Holding Company, the Holding Company and the Bank shall establish, if all required regulatory approvals are obtained.

      Notwithstanding the foregoing, shares of Conversion Stock will not be issued unless, prior to the consummation of the Conversion, the Independent Appraiser confirms to the Bank, the Mutual Holding Company, the Holding Company, and the OTS, that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the number of shares of Conversion Stock issued in the Conversion multiplied by the Subscription Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company. If such confirmation is not received, the Holding Company may cancel the Offering, and the Exchange Offering extend the Offering and establish a new Subscription Price and/or Appraised Value Range, or hold a new Offering, and the Exchange Offering or take such other action as the OTS may permit.

      The Holding Company to be issued in the Conversion shall be fully paid and nonassessable.

      7. RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY

      The Holding Company may retain up to 50% of the net proceeds of the Offering. The Holding Company believes that the Offering proceeds will provide economic strength to the Holding Company and the Bank for the future in a highly competitive and regulated financial services environment and would facilitate the continued expansion through increased lending, acquisitions of financial service organizations, diversification into other related businesses and for other business and investment purposes, including the possible payment of dividends and possible future repurchases of the Holding Company Common Stock as permitted by applicable federal and state regulations and policy.

      8. SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)

            1. Each Eligible Account Holder shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of $100,000 of Holding Company Common Stock, 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the number of Subscription Shares offered in the Offering by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the provisions of Section 14.

            2. In the event that Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which such Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

            3. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates that are based on deposits made by such persons during the 12 months preceding the Eligibility Record Date shall be subordinated to the subscription rights of all other Eligible Account Holders.

      9. SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)

      The Employee Plans of the Holding Company and the Bank shall have subscription rights to purchase in the aggregate up to 10% of the Subscription Shares issued in the Offering, including any Subscription Shares to be issued as a result of an 15% increase in the maximum of the Offering Range after commencement of the Subscription Offering and prior to completion of the Conversion. Consistent with applicable laws and regulations and practices and policies, the Employee Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent financial institution to exercise such subscription rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Bank to fail to meet any applicable regulatory capital requirements. The Employee Plans shall not be deemed to be Associates or Affiliates of or Persons Acting in Concert with any Director or Officer of the Holding Company or the Bank. Alternatively, if permitted by the OTS, the Employee Plans may purchase all or a portion of such shares in the open market.

      10. SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY)

            1. Each Supplemental Eligible Account Holder shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of $100,000 of Holding Company Common Stock, 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the number of Subscription Shares offered in the Offering by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the availability of sufficient shares after filling in full all subscription orders of the Eligible Account Holders and Employee Plans and to the purchase limitations specified in Section 14.

            2. In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each such subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Supplemental Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each such Supplemental Eligible Account Holder bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

      11. SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)

            1. Each Other Member shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of $100,000 of Holding Company Common Stock or 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, subject to the availability of sufficient shares after filling in full all subscription orders of Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders and to the purchase limitations specified in Section 14.

            2. In the event that such Other Members subscribe for a number of Subscription Shares which, when added to the Subscription Shares subscribed for by the Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders, is in excess of the total number of Subscription Shares to be issued, the available shares will be allocated to Other Members so as to permit each such subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Other Member has subscribed. Any remaining shares will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied in the proportion that the amount of the subscription of each such Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.

      12. COMMUNITY OFFERING

      If subscriptions are not received for all Subscription Shares offered for sale in the Subscription Offering, shares for which subscriptions have not been received may be issued for sale in the Community Offering through a direct community marketing program which may use a broker, dealer, consultant or investment banking firm experienced and expert in the sale of savings institutions securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. In the event orders for Holding Company Common Stock in the Community Offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the Community, next to cover orders of Minority Stockholders as of the Voting Record Date, and thereafter to cover orders of other members of the general public. In the event orders for Holding Company Common Stock exceed the number of shares available for sale in a category pursuant to the distribution priorities described above, shares will be allocated within the category so that each member of that category will receive 100 shares and thereafter on an equal number of shares basis per order. The Holding Company shall use its best efforts consistent with this Plan to distribute Holding Company Common Stock sold in the Community Offering in such a manner as to promote the widest distribution practicable of such stock. The Holding Company reserves the right to reject any or all orders, in whole or in part, which are received in the Community Offering. Any Person may purchase up to $100,000 of Holding Company Common Stock in the Community Offering, subject to the purchase limitations specified in Section 14.

      13. SYNDICATED COMMUNITY OFFERING

      If feasible, the Board of Directors may determine to offer Subscription Shares not issued in the Subscription Offering or the Community Offering in a Syndicated Community Offering, subject to such terms, conditions and procedures as may be determined by the Holding Company, in a manner that will achieve the widest distribution of Holding Company Common Stock, subject to the right of the Holding Company to accept or reject in whole or in part any subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, any Person may purchase up to $100,000 of Holding Company Common Stock, subject to the purchase limitations specified in Section 14. The Holding Company reserves the right to reject any or all orders, in whole or in part, which are received in the Syndicated Community Offering.

      Provided that the Subscription Offering has begun, the Holding Company may begin the Syndicated Community Offering at any time. If the Syndicated Community Offering does not begin pursuant to the provisions of the preceding sentence, such offering will begin as soon as practicable following the date upon which the Subscription and Community Offerings terminate.

      If for any reason a Syndicated Community Offering of shares of Holding Company Common Stock not sold in the Subscription and Community Offerings cannot be effected, or in the event that any insignificant residue of shares of Holding Company Common Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community Offering, if possible the Holding Company will make other arrangements for the disposition of unsubscribed shares so that the aggregate shares sold equal at least the minimum of the Offering Range. Such other purchase arrangements will be subject to receipt of any required approval of the OTS.

      14. LIMITATION ON PURCHASES

      The following limitations shall apply to all purchases and issuances of shares of Conversion Stock:

            1. The maximum number of shares of Holding Company Common Stock which may be subscribed for or purchased in all categories in the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert, shall not exceed $200,000 of Holding Company Common Stock, except that the Employee Plans may subscribe for up to 10% of the Holding Company Common Stock issued in the Offering (including shares issued in the event of an increase in the maximum of the Offering Range of 15%).

            2. The maximum number of shares of Holding Company Common Stock which may be issued to or purchased in all categories of the Offering by Officers and Directors and their Associates in the aggregate, when combined with Exchange Shares received by such persons, shall not exceed 34% of the shares of Holding Company Common Stock issued in the Conversion.

            3. A minimum of 25 shares of Holding Company Common Stock must be purchased by each Person or Participant purchasing shares in the Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Holding Company Common Stock purchased times the Subscription Price exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Board.

            4. The maximum number of shares of Holding Company Common Stock that may be subscribed for or purchased in the Offering by any Person or Participant together with purchases by any Associate or group of Persons Acting in Concert, combined with Exchange Shares received by any such Person or Participant together with any Associate or group of Persons Acting in Concert, shall not exceed 5.0% of the shares of Holding Company Common Stock issued and outstanding at the completion of the Conversion, except that this ownership limitation shall not apply to the Employee Plans.

      If the number of shares of Holding Company Common Stock otherwise allocable pursuant to Sections 8 through 13, inclusive, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Holding Company Common Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above limits.

      Depending upon market or financial conditions, the Board of Directors of the Holding Company, with the receipt of any required approvals of the OTS and without further approval of

Voting Members, may decrease or increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the shares issued in the Offering except as provided below. If the Holding Company increases the maximum purchase limitations, the Holding Company is only required to resolicit Persons who subscribed for the maximum purchase amount in the Subscription Offering and may, in the sole discretion of the Holding Company, resolicit certain other large subscribers. In the event that the maximum purchase limitation is increased to 5% of the shares issued in the Offering, such limitation may be further increased to 9.99%, provided that orders for Holding Company Common Stock exceeding 5% of the shares of Holding Company Common Stock issued in the Offering shall not exceed in the aggregate 10% of the total shares of Holding Company Common Stock issued in the Offering. Requests to purchase additional shares of the Holding Company Common Stock in the event that the purchase limitation is so increased will be determined by the Board of Directors of the Holding Company in its sole discretion.

      In the event of an increase in the total number of shares offered in the Offering due to an increase in the maximum of the Offering Range of up to 15% (the "Adjusted Maximum"), the additional shares may be used to fill the Employee Plans orders and then will be allocated in accordance with the priorities set forth in this Plan.

      For purposes of this Section 14, the Directors of the Bank, the Mid-Tier Holding Company and the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors of the Bank, the Mid-Tier Holding Company or the Holding Company.

      Each Person purchasing Holding Company Common Stock in the Offering shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

      15. PAYMENT FOR SUBSCRIPTION SHARES

      All payments for Holding Company Common Stock subscribed for in the Subscription Offering and Community Offering must be delivered in full to the Bank or Holding Company, together with a properly completed and executed Order Form, on or prior to the expiration date of the Offering; provided, however, that if the Employee Plans subscribe for shares in the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Holding Company Common Stock subscribed for by such plans at the Subscription Price upon consummation of the Conversion.

      Payment for Holding Company Common Stock subscribed for shall be made by check, money order or bank draft. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares for which they have subscribed by authorizing the Bank on the Order Form to make a withdrawal from the designated types of Deposit Accounts at the Bank in an amount equal to the aggregate Subscription Price of such shares. Such authorized withdrawal shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber's Deposit Account but may not be used by the subscriber during the Subscription and Community Offerings. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Subscription Price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest on funds received by check or money order will be paid by the Bank at not less than the passbook rate. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Conversion. If for any reason the Conversion is not consummated, all payments made by subscribers in the Subscription and Community Offerings will be refunded to them, with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal. The Bank is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the Offering, and therefore, will not do so.

      16. MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

      As soon as practicable after the Prospectus prepared by the Holding Company and Bank has been declared effective by the SEC, Order Forms will be distributed to the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Members at their last known addresses appearing on the records of the Bank for the purpose of subscribing for shares of Holding Company Common Stock in the Subscription Offering and will be made available for use by those Persons to whom a Prospectus is delivered. Notwithstanding the foregoing, the Holding Company may elect to send Order Forms only to those Participants who request them after receipt of such notice in a form approved by the OTS and which is adequate to apprise the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of the pendency of the Subscription Offering. Such notice may be included with the proxy statement for the Special Meeting of Members sent to all Eligible Account Holders, Supplemental Eligible Account Holders, and Voting Members in accordance with regulations and policy of the OTS.

      Each Order Form will be preceded or accompanied by a Prospectus describing the Holding Company, the Bank, the Holding Company Common Stock and the Offering. Each Order Form will contain, among other things, the following:

            1. A specified date by which all Order Forms must be received by the Bank or the Holding Company, which date shall be not less than 20 days, nor more than 45 days, following the date on which the Order Forms are mailed by the Holding Company, and which date will constitute the termination of the Subscription Offering unless extended;

            2. The Subscription Price per share for shares of Holding Company Common Stock to be sold in the Offering;

            3. A description of the minimum and maximum number of Subscription Shares which may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Subscription and Community Offering;

            4. Instructions as to how the recipient of the Order Form is to indicate thereon the number of Subscription Shares for which such person elects to subscribe and the available alternative methods of payment therefor;

            5. An acknowledgment that the recipient of the Order Form has received a final copy of the Prospectus prior to execution of the Order Form;

            6. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Holding Company within the subscription period such properly completed and executed Order Form, together with payment in the full amount of the aggregate purchase price as specified in the Order Form for the shares of Holding Company Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber's Deposit Account at the
Bank); and

            7. A statement to the effect that the executed Order Form, once received by the Holding Company, may not be modified or amended by the subscriber without the consent of the Holding Company.

      Notwithstanding the above, the Holding Company reserves the right in its sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

      17. UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT

      In the event Order Forms (a) are not delivered by the United States Postal Service, (b) are defectively filled out or executed, (c) are not accompanied by the full required payment, unless waived by the Holding Company, for the shares of Holding Company Common Stock subscribed for (including cases in which deposit accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (d) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the completed Order Form within the time period specified thereon; provided, however, that the Holding Company may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Holding Company may specify. The interpretation of the Holding Company of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the OTS.

      18. RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES

      The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for shares of Holding Company Common Stock pursuant to this Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Holding Company Common Stock in the Subscription Offering if such Person resides in a foreign country; or in a state of the United States with respect to which any of the following apply: (a) a small number of Persons otherwise eligible to subscribe for shares under the Plan reside in such state; (b) the issuance of subscription rights or the offer or sale of shares of Holding Company Common Stock to such Persons would require the Holding Company under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; and (c) such registration or qualification would be impracticable for reasons of cost or otherwise.

      19. ESTABLISHMENT OF LIQUIDATION ACCOUNT

      The Bank shall establish at the time of the MHC Merger, a Liquidation Account in an amount equal to the greater of: (a) the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company multiplied by the Mid-Tier Holding Company's total stockholders' equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Conversion; or (b) the retained earnings of the Bank as of the latest financial statements set forth in the prospectus used in connection with the Bank's initial mutual holding company reorganization and minority stock offering. Following the Conversion, the Liquidation Account will be maintained by the Bank for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to his Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to his Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or to such balance as it may be subsequently reduced, as hereinafter provided.

      In the unlikely event of a complete liquidation of the Bank (and only in such event) following all liquidation payments to creditors (including those to Account Holders to the extent of their Deposit Accounts), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then adjusted subaccount balance for his Deposit Account then held, before any liquidation distribution may be made to any holders of the Bank's capital stock. No merger, consolidation, purchase of bulk assets with assumption of Deposit Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Bank is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

      The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of the Qualifying Deposits of such account holder and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Account Holders. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Account on each such record date. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below.

      If, at the close of business on any December 31 annual closing date, commencing on or after the effective date of the Conversion, the deposit balance in the Deposit Account of an

Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero.

      The creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the equity accounts of the Bank, except that the Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its equity to be reduced below (i) the amount required for the Liquidation Account; or (ii) the regulatory capital requirements of the Bank.

      20. VOTING RIGHTS OF STOCKHOLDERS

      Following consummation of the Conversion, the holders of the voting capital stock of the Holding Company shall have the exclusive voting rights with respect to the Holding Company.

      21. RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

            1. All Subscription Shares purchased by Directors or Officers of the Holding Company or the Bank in the Offering shall be subject to the restriction that, except as provided in this Section or as may be approved by the OTS, no interest in such shares may be sold or otherwise disposed of for value for a period of one year following the date of purchase in the Offering.

            2. The restriction on disposition of Subscription Shares set forth above in this Section shall not apply to the following:

                  (a) Any exchange of such shares in connection with a merger or acquisition involving the Bank or the Holding Company, as the case may be, which has been approved by the appropriate federal regulatory agency; and

                  (b) Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of the Plan.

            3. With respect to all Subscription Shares subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply:

                  (a) Each certificate representing shares restricted by this section shall bear a legend prominently stamped on its face giving notice of the restriction;

                  (b) Instructions shall be issued to the stock transfer agent for the Holding Company not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

                  (c) Any shares of capital stock of the Holding Company issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding Subscription Shares subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Subscription Shares.

      22. REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION

      For a period of three years following the Conversion, no Officer, Director or their Associates shall purchase, without the prior written approval of the OTS, any outstanding shares of Holding Company Common Stock except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than 1% of the outstanding shares of Holding Company Common Stock, the exercise of any options pursuant to a stock option plan or purchases of Holding Company Common Stock made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the Bank or the Holding Company (including the Employee Plans) which may be attributable to any Officer or Director. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

      23. TRANSFER OF DEPOSIT ACCOUNTS

      Each person holding a Deposit Account at the Bank at the time of Conversion shall retain an identical Deposit Account at the Bank following Conversion in the same amount and subject to the same terms and conditions (except as to voting and liquidation rights).

      24. REGISTRATION AND MARKETING

      Within the time period required by applicable laws and regulations, the Holding Company will register the securities issued in connection with the Conversion pursuant to the Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to the Holding Company. In addition, the Holding Company will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Conversion Stock and to list those securities on a national or regional securities exchange or the Nasdaq Stock Market.

      25. TAX RULINGS OR OPINIONS

      Consummation of the Conversion is expressly conditioned upon prior receipt by the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company and the Bank of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling, an opinion of counsel, or a letter of advice from their tax advisor with respect to applicable state tax laws, to the effect that consummation of the transactions contemplated by the Conversion and this Plan will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company or the Bank, or the account holders receiving subscription rights before or after the Conversion, except in each case to the extent, if any, that subscription rights are deemed to have value on the date such rights are issued.

      26. STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS

            1. The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion, including without limitation, an ESOP. Existing as well as any newly created Tax-Qualified Employee Stock Benefit Plans may purchase shares of Holding Company Common Stock in the Offering, to the extent permitted by the terms of such benefit plans and this Plan.

            2. As a result of the Conversion, the Holding Company shall be deemed to have ratified and approved all employee stock benefit plans maintained by the Bank and the Mid-Tier Holding Company and shall have agreed to issue (and reserve for issuance) Holding Company Common Stock in lieu of common stock of the Mid-Tier Holding Company pursuant to the terms of such benefit plans. Upon consummation of the Conversion, the Mid-Tier Holding Company common stock held by such benefit plans shall be converted into Holding Company Common Stock based upon the Exchange Ratio. Also upon consummation of the Conversion, (i) all rights to purchase, sell or receive Mid-Tier Holding Company common stock and all rights to elect to make payment in Mid-Tier Holding Company common stock under any agreement between the Bank or the Mid-Tier Holding Company and any Director, Officer or Employee thereof or under any plan or program of the Bank or the Mid-Tier Holding Company, shall automatically, by operation of law, be converted into and shall become an identical right to purchase, sell or receive Holding Company Common Stock and an identical right to make payment in Holding Company Common Stock under any such agreement between the Bank or the Mid-Tier Holding Company and any Director, Officer or Employee thereof or under such plan or program of the Bank, and (ii) rights outstanding under all stock option plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company Common Stock based upon the Exchange Ratio and the number of shares of Mid-Tier Holding Company common stock that were available thereunder immediately prior to consummation of the Conversion, with the price adjusted to reflect the Exchange Ratio but with no change in any other term or condition of such right.

            3. The Holding Company and the Bank are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that such plans conform to any applicable requirements of federal regulations. The

Holding Company and the Bank intend to implement a stock option plan and a recognition and retention plan no earlier than six months after completion of the Conversion. Stockholder approval of these plans will be required. If adopted within 12 months following the completion of the Conversion, the stock option plan will reserve a number of shares equal to up to 10% of the shares sold in the Offering and the recognition and retention plan will reserve a number of shares equal to up to 4% of the shares sold in the Offering for awards to employees and directors at no cost to the recipients. Shares for such plans may be issued out of authorized but unissued shares, treasury shares or repurchased shares.

            4. The Holding Company and the Bank are authorized to enter into employment agreements and/or change in control agreements with their executive officers.

      27. RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY

      1.          (a)   The charter of the Bank may contain a provision
                        stipulating that no person, except the Holding Company, for a period of five years following the closing date of the Conversion, may directly or indirectly acquire or offer to acquire the beneficial ownership of more than 10% of any class of equity security of the Bank, without the prior written approval of the OTS. In addition, such charter may also provide that for a period of five years following the closing date of the Conversion, shares beneficially owned in violation of the above-described charter provision shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to stockholders for a vote. In addition, special meetings of the stockholders relating to changes in control or amendment of the charter may only be called by the Board of Directors, and shareholders shall not be permitted to cumulate their votes for the election of Directors.

                  (b) For a period of three years from the date of consummation of the Conversion, no person, other than the Holding Company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of the Bank without the prior written consent of the OTS.

            2. The Articles of Incorporation of the Holding Company may contain a provision stipulating that in no event shall any record owner of any outstanding shares of Holding Company Common Stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote with respect to any shares held in excess of 10%. In addition, the Articles of Incorporation and Bylaws of the Holding Company may contain provisions which provide for staggered terms of the directors, noncumulative voting for directors, limitations on the calling of special meetings, a fair price provision for certain business combinations and certain notice requirements.

            3. For the purposes of this section:

                  (a) The term "person" includes an individual, a firm, a corporation or other entity;

                  (b) The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

                  (c) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise; and

                  (d) The term "security" includes non-transferable subscription rights issued pursuant to a plan of conversion as well as a "security" as defined in 15 U.S.C. Section 8c(a)(10).

      28. PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

            1. The Holding Company shall comply with any applicable regulation in the repurchase of any shares of its capital stock following consummation of the Conversion.

            2. The Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for the Liquidation Account or (ii) the federal regulatory capital requirements.

      29. ARTICLES OF INCORPORATION AND BYLAWS

      By voting to adopt this Plan, Voting Members will be voting to adopt the Articles of Incorporation and Bylaws for the Holding Company attached as Exhibits D and E to this Plan.

      30. CONSUMMATION OF CONVERSION AND EFFECTIVE DATE

      The Effective Date of the Conversion shall be the date upon which the Articles of Combination (or similar documents) shall be filed with OTS with respect to the Mid-Tier Merger, the MHC Merger and the Bank Merger. The Articles of Combination shall be filed after all requisite regulatory, depositor and stockholder approvals have been obtained, all applicable waiting periods have expired, and sufficient subscriptions and orders for Subscription Shares have been received. The closing of the sale of all shares of Holding Company Common Stock sold in the Offering and the Exchange Offering shall occur simultaneously on the effective date of the closing.

         31.  EXPENSES OF CONVERSION

      The Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Holding Company may retain and pay for the services of legal, financial and other advisors to assist in connection with any or all aspects of the Conversion, including the Offering, and such parties shall use their best efforts to assure that such expenses shall be reasonable.

      32. AMENDMENT OR TERMINATION OF PLAN

      If deemed necessary or desirable, this Plan may be substantively amended as a result of comments from the OTS or otherwise at any time prior to solicitation of proxies from Voting Members and Mid-Tier Holding Company stockholders to vote on this Plan by the Board of

Directors of the Mutual Holding Company, and at any time thereafter by the Board of Directors of the Mutual Holding Company with the concurrence of the OTS. Any amendment to this Plan made after approval by Voting Members and Mid-Tier Holding Company stockholders with the approval of the OTS shall not necessitate further approval by Voting Members unless otherwise required by the OTS. The Board of Directors of the Mutual Holding Company may terminate this Plan at any time prior to the Special Meeting of Members and the Meeting of Stockholders to vote on this Plan, and at any time thereafter with the concurrence of the OTS.

      By adoption of the Plan, Voting Members of the Mutual Holding Company authorize the Board of Directors of the Mutual Holding Company to amend or terminate the Plan under the circumstances set forth in this Section.

      33. CONDITIONS TO CONVERSION

      Consummation of the Conversion pursuant to this Plan is expressly conditioned upon the following:

            1. Prior receipt by the Mutual Holding Company, the Mid-Tier Holding Company, the Stock Holding Company and the Bank of rulings of the United States Internal Revenue Service and the state taxing authorities, or opinions of counsel or tax advisers as described in Section 25 hereof;

            2. The issuance of the Subscription Shares offered in the Conversion;

            3. The issuance of Exchange Shares; and

            4. The completion of the Conversion within the time period specified in Section 3 of this Plan.

      34. INTERPRETATION

      All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Mutual Holding Company shall be final, subject to the authority of the OTS.

Dated:  February 9, 2006

                                    EXHIBIT A

                           AGREEMENT OF MERGER BETWEEN
                       MONADNOCK COMMUNITY BANCORP, INC.,
                            MONADNOCK INTERIM BANK I,
                          AND MONADNOCK COMMUNITY BANK

                                     FORM OF
                           AGREEMENT OF MERGER BETWEEN
                       MONADNOCK COMMUNITY BANCORP, INC.,
                            MONADNOCK INTERIM BANK I,
                          AND MONADNOCK COMMUNITY BANK

      THIS AGREEMENT OF MERGER (the "Mid-Tier Merger Agreement") dated as of ____ __, 2006, is made by and among Monadnock Community Bancorp, Inc., a federal corporation (the "Mid-Tier Holding Company"), Monadnock Community Bank, a federal savings bank (the "Bank"), and Monadnock Interim Bank I, an interim federal savings bank ("Interim I").

                                R E C I T A L S :

      1. The Mid-Tier Holding Company is a federal corporation that owns 100% of the common stock of the Bank.

      2. Contemporaneously with the transactions contemplated by this Mid-Tier Merger Agreement, the Mid-Tier Holding Company will exchange its charter for that of Interim I and Interim I will merge with and into the Bank with the Bank as the surviving entity.

      3. At least two-thirds of the members of the boards of directors of the Bank and the Mid-Tier Holding Company have approved this Mid-Tier Merger Agreement whereby Interim I shall be merged with and into the Bank with the Bank as the surviving or resulting institution (the "Mid-Tier Merger"), and have authorized the execution and delivery thereof.

      NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

      1. MERGER. At and on the Effective Date of the Mid-Tier Merger, (i) the Mid-Tier Holding Company will exchange its charter for that of Interim I, and will merge with and into the Bank with the Bank as the resulting entity (the "Resulting Institution"), and (ii) the Minority Stockholders of the Mid-Tier Holding Company shall constructively receive shares of Bank common stock in exchange for their Mid-Tier Holding Company common stock and the Mutual Holding Company shall receive shares of Bank common stock in exchange for its Mid-Tier Holding Company common stock.

      2. EFFECTIVE DATE. The Mid-Tier Merger shall not be effective until and unless the Plan is approved by the Office of Thrift Supervision (the "OTS") after approval by at least (i) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, (ii) a majority vote of the shares held by Minority Stockholders, and (iii) a majority of Voting Members, and the Articles of Combination shall have been filed with the OTS with respect to the Mid-Tier Merger. Approval of the Plan by the Voting Members shall constitute approval of the Mid-Tier Merger Agreement by the Voting Members. Approval of the Plan by Minority Stockholders of the Mid-Tier Holding Company, including the Minority Stockholders, shall constitute approval of the Mid-Tier Merger Agreement by such stockholders.

      3. NAME. The name of the Resulting Institution shall be Monadnock Community Bank

      4. OFFICES. The main banking office of the Resulting Institution shall be One Jaffrey Road, Peterborough, New Hampshire. The branch offices of the Bank that were in lawful operation prior to the Mid-Tier Merger shall be operated as branch offices of the Resulting Institution.

      5. DIRECTORS AND OFFICERS. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

      6. RIGHTS AND DUTIES OF THE RESULTING INSTITUTION. At the Effective Date, the Mid-Tier Holding Company shall exchange its charter for Interim I, which shall be merged with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting Institution shall be that of a federal savings bank as provided in its Charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mid-Tier Holding Company, the Bank and Interim I shall be transferred automatically to and vested in the Resulting Institution by virtue of the Mid-Tier Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Bank, the Mid-Tier Holding Company and Interim I. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mid-Tier Holding Company, the Bank and Interim I immediately prior to the Merger, including liabilities for all debts, obligations and contracts of the Mid-Tier Holding Company, the Bank and Interim I, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mid-Tier Holding Company, the Bank or Interim I. The stockholders of the Bank shall possess all voting rights with respect to the shares of stock of Interim I and the Mid-Tier Holding Company. All rights of creditors and other obligees and all liens on property of the Bank, the Mid-Tier Holding Company and Interim I shall be preserved and shall not be released or impaired.

      7. OTHER TERMS. All terms used in this Mid-Tier Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this Mid-Tier Merger Agreement and the Conversion.

      IN WITNESS WHEREOF, the Mid-Tier Holding Company, Interim I and the Bank have caused this Mid-Tier Merger Agreement to be executed as of the date first above written.

                                          MONADNOCK COMMUNITY BANCORP, INC.
                                          (A FEDERAL CORPORATION)
ATTEST:

________________________________________  By: _________________________________
Thomas C. LaFortune, Corporate Secretary     William M. Pierce, Jr., President
                                             and Chief Executive Officer

                                          MONADNOCK COMMUNITY BANK
                                          (a federal savings bank)
ATTEST:

________________________________________  By: _________________________________
Thomas C. LaFortune, Corporate Secretary      William M. Pierce, Jr., President
                                              and Chief Executive Officer

ATTEST:                                   MONADNOCK INTERIM BANK I
                                          (an interim federal savings bank)

________________________________________  By: _________________________________
Thomas C. LaFortune, Corporate Secretary      William M. Pierce, Jr., President
                                              and Chief Executive Officer

                                    EXHIBIT B

                           AGREEMENT OF MERGER BETWEEN
           MONADNOCK MUTUAL HOLDING COMPANY, MONADNOCK INTERIM BANK II
                          AND MONADNOCK COMMUNITY BANK

                                    EXHIBIT B

                                     FORM OF
                           AGREEMENT OF MERGER BETWEEN
                        MONADNOCK MUTUAL HOLDING COMPANY,
             MONADNOCK INTERIM BANK II, AND MONADNOCK COMMUNITY BANK

      THIS AGREEMENT OF MERGER (the "MHC Merger Agreement"), dated as of ____ __, 2006, is made by and among Monadnock Mutual Holding Company, a federal mutual holding company (the "Mutual Holding Company"), Monadnock Community Bank, a federal savings bank (the "Bank"), and Monadnock Interim Bank II, an interim federal savings bank ("Interim II").

                                R E C I T A L S:

      1. The Mutual Holding Company is a federal corporation that owns a majority of the common stock of the Bank as a result of the merger of Monadnock Community Bancorp, Inc., a federal corporation, into the Bank (the "Mid-Tier Merger") immediately prior to the merger provided for in this MHC Merger Agreement.

      2. Contemporaneously with the transactions contemplated by this MHC Merger Agreement, the Mutual Holding Company will exchange its charter for that of Interim II and Interim II will merge with and into the Bank with the Bank as the resulting entity.

      3. At least two-thirds of the members of the boards of directors of the Bank and the Mutual Holding Company have approved this MHC Merger Agreement whereby Interim II will be merged with and into the Bank with the Bank as the surviving or resulting institution (the "MHC Merger"), and authorized the execution and delivery thereof.

      NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

      1. MERGER. At and on the Effective Date of the MHC Merger, (i) the Mutual Holding Company shall exchange its charter for that of Interim II, and will merge with and into the Bank with the Bank as the resulting entity (the "Resulting Institution"), whereupon shares of Bank common stock owned by the Mutual Holding Company shall be canceled. As part of the MHC Merger, each Eligible Account Holder and Supplemental Eligible Account Holder (as defined in the Plan of Conversion and Reorganization (the "Plan")), shall automatically receive an interest in the Liquidation Account established in the Bank, in exchange for such person's interest in the Mutual Holding Company set forth in the Plan.

      2. EFFECTIVE DATE. The MHC Merger shall not be effective until and unless the Plan is approved by the Office of Thrift Supervision (the "OTS") after approval by at least (i) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, (ii) a majority vote of the shares held by Minority Stockholders, and (iii) a majority of Voting Members, and the Articles of Combination shall have been filed with the OTS with respect to the MHC Merger. Approval of the Plan by the Voting Members shall constitute approval of the MHC Merger Agreement by the Voting Members. Approval of the Plan by the stockholders of the Mid-Tier

Holding Company, including the Minority Stockholders, shall constitute approval of the MHC Merger Agreement by such stockholders.

      3. NAME. The name of the Resulting Institution shall be Monadnock Community Bank

      4. OFFICES. The main banking office of the Resulting Institution shall be One Jaffrey Road, Peterborough, New Hampshire. The branch offices of the Bank that were in lawful operation prior to the MHC Merger shall be operated as branch offices of the Resulting Institution.

      5. DIRECTORS AND OFFICERS. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

      6. RIGHTS AND DUTIES OF THE RESULTING INSTITUTION. At the Effective Date, the Mutual Holding Company shall convert to Interim II, which shall be merged with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting Institution shall be that of a federal savings bank as provided in its Charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mutual Holding Company, the Bank and Interim II shall be transferred automatically to and vested in the Resulting Institution by virtue of the MHC Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Bank, the Mutual Holding Company and Interim II. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mutual Holding Company, the Bank and Interim II immediately prior to the MHC Merger, including liabilities for all debts, obligations and contracts of the Mutual Holding Company, the Bank and Interim II, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mutual Holding Company, the Bank or Interim
II. The stockholders of the Bank shall possess all voting rights with respect to the shares of stock of the Bank. All rights of creditors and other obligees and all liens on property of the Mutual Holding Company, the Bank and Interim II shall be preserved and shall not be released or impaired.

      7. OTHER TERMS. All terms used in this MHC Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this MHC Merger Agreement and the Conversion.

IN WITNESS WHEREOF, the Mutual Holding Company, Interim II and the Bank have caused this MHC Merger Agreement to be executed as of the date first above written.

                                          MONADNOCK MUTUAL HOLDING COMPANY
                                          (a federal corporation)
ATTEST:

________________________________________  By: __________________________________
Thomas C. LaFortune, Corporate Secretary      William M. Pierce, Jr., President
                                              and Chief Executive Officer

                                          MONADNOCK COMMUNITY BANK
                                          (a federal savings bank)
ATTEST:

________________________________________  By: __________________________________
Thomas C. LaFortune, Corporate Secretary      William M. Pierce, Jr., President
                                              and Chief Executive Officer

ATTEST:                                   MONADNOCK INTERIM BANK II
                                          (an interim federal savings bank)

________________________________________  By: __________________________________
Thomas C. LaFortune, Corporate Secretary      William M. Pierce, Jr., President
                                              and Chief Executive Officer

                                    EXHIBIT C

                       FORM OF AGREEMENT OF MERGER BETWEEN
                            MONADNOCK COMMUNITY BANK,
                           MONADNOCK INTERIM BANK III,
                                       AND
                             MONADNOCK BANCORP, INC.

                                    EXHIBIT C

                       FORM OF AGREEMENT OF MERGER BETWEEN
                            MONADNOCK COMMUNITY BANK,
                           MONADNOCK INTERIM BANK III,
                                       AND
                             MONADNOCK BANCORP, INC.

      THIS AGREEMENT OF MERGER (the "Bank Merger Agreement") dated as of _________, 2006, is made by and among Monadnock Community Bank, a federal savings bank (the "Bank"), Monadnock Bancorp, Inc., a Maryland corporation (the "Holding Company"), and Monadnock Interim Bank III, an interim federal savings bank ("Interim III").

                                R E C I T A L S :

      1. The Bank is a federal savings bank that prior to the transactions contemplated by this Bank Merger Agreement and the Plan of Conversion and Reorganization of Monadnock Mutual Holding Company (the "Plan"), was a wholly-owned subsidiary of Monadnock Community Bancorp, Inc. (the "Mid-Tier Holding Company"), a federal corporation.

      2. The Holding Company was formed as a wholly-owned subsidiary of the Bank to facilitate and effect the Conversion.

      3. The Holding Company has organized Interim III as a wholly-owned subsidiary to effect and facilitate the Conversion.

      4. Immediately prior to the transactions contemplated by this Bank Merger Agreement, (i) the Mid-Tier Holding Company will exchange its charter for Monadnock Interim Bank I, an interim federal savings bank, and merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity,
(ii) the Minority Stockholders will constructively receive, and the Mutual Holding Company will receive, shares of Bank common stock in exchange for their Mid-Tier Holding Company common stock, and (iii) Monadnock Mutual Holding Company will convert to Interim Savings Bank II, an interim federal savings bank, and merge with and into the Bank with the Bank as the resulting entity (the "MHC Merger").

      5. At least two-thirds of the members of the boards of directors of the Bank and Interim III have approved this Bank Merger Agreement under which Interim III will merge with and into the Bank with the Bank as the surviving or resulting institution (the "Bank Merger"), and have authorized the execution and delivery thereof.

      NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

      1. MERGER. At and on the Effective Date of the Bank Merger and immediately after the Mid-Tier Merger and the MHC Merger, Interim III will merge with and into the Bank with the Bank as the surviving entity (the "Resulting Institution"). Stockholders of the Bank will exchange the shares of Bank common stock that they either actually or constructively received in the Mid-Tier Merger for Holding Company Common Stock. As a result of the Bank Merger, the Holding Company will own 100% of the common stock of the Bank.

      2. STOCK OFFERING. Contemporaneously with the Bank Merger, the Holding Company will sell shares of its common stock in the Offering as described in the Plan.

      3. EFFECTIVE DATE. The Bank Merger shall not be effective until and unless the Plan is approved by the Office of Thrift Supervision (the "OTS") after approval by at least (i) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, (ii) a majority of the shares held by Minority Stockholders, and (iii) a majority of the Voting Members, and the Articles of Combination shall have been filed with the OTS with respect to the Bank Merger. Approval of the Plan by the Voting Members shall constitute approval of this Bank Merger Agreement by the Voting Members.

      4. NAME. The name of the Resulting Institution shall be Monadnock Community Bank

      5. OFFICES. The main banking office of the Resulting Institution shall be One Jaffrey Road, Peterborough, New Hampshire. The branch office of the Bank that was in lawful operation prior to the Bank Merger shall be operated as branch office of the Resulting Institution.

      6. DIRECTORS AND OFFICERS. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

      7. RIGHTS AND DUTIES OF THE RESULTING INSTITUTION. At the Effective Date, Interim III shall be merged with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting Institution shall be that of a federal savings bank as provided in its Charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Interim III and the Bank shall be transferred automatically to and vested in the Resulting Institution by virtue of such Bank Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Bank and Interim III. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of both Interim III and the Bank immediately prior to the Bank Merger, including liabilities for all debts, obligations and contracts of Interim III and the Bank, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of Interim III or the Bank. The stockholders of the Resulting Institution shall possess all voting rights with respect to the shares of stock of the Bank and Interim III. All rights of creditors and other obligees and all liens on property of Interim III and the Bank shall be preserved and shall not be released or impaired.

      8. OTHER TERMS. All terms used in this Bank Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of the Bank Merger Agreement and the Conversion.

      IN WITNESS WHEREOF, the Bank, the Holding Company and Interim III have caused this Bank Merger Agreement to be executed as of the date first above written.

                                          MONADNOCK COMMUNITY BANK
                                          (a federal savings bank)
ATTEST:

________________________________________  By: __________________________________
Thomas C. LaFortune, Corporate Secretary      William M. Pierce, Jr., President
                                              and Chief Executive Officer

                                          MONADNOCK INTERIM BANK III
                                          (a federal savings bank)
ATTEST:

________________________________________  By: __________________________________
Thomas C. LaFortune, Corporate Secretary      William M. Pierce, Jr., President
                                              and Chief Executive Officer

ATTEST:                                   MONADNOCK BANCORP, INC.
                                          (an interim federal savings bank)

________________________________________  By: __________________________________
Thomas C. LaFortune, Corporate Secretary      William M. Pierce, Jr., President
                                              and Chief Executive Officer

                                       C-4